UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

WHITE FOX VENTURES INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
333-178624
37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
(COMMISSION FILE NO.)
(IRS EMPLOYEE
IDENTIFICATION NO.)

387 Park Avenue South, 5th floor
New York, NY 10016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(646) 952-8847
(REGISTRANT’S TELEPHONE NUMBER)

Date of Report (Date of earliest event reported):
August 15, 2016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 12, 2016, Mr. Seth Shaw resigned his position as a Board Member and Interim Chief Financial Officer. The resignation was not the result of any material disagreements with the Company. On the same day, Mr. Takehiro Abe, currently Director & Chief Operating Officer, was appointed as Chief Financial Officer.

Mr. Takehiro Abe, 33, brings significant international leadership and operational management skills to the Company. Mr. Abe obtained his Master of Engineering Degree from Nagoya University in 2007, specializing in micro-nano systems. He was then a system engineer at Hitachi, Ltd.  In 2009, he left Hitachi and started his independent practice as a financial planner. Currently, as the president of LDSQUARE Co., Ltd., Mr. Abe provides institutional financial consulting and services. He also identifies suitable investment opportunities on both domestic and overseas emerging markets.

In Addition on May 18, 2016 Mr. Shaw personally invested $32,000 USD into the Company in the form of an equity private placement at a price of one cent ("$0.01") per share.  This $32,000 was utilized by the Company to assist in the payment of certain vendors to enable the Company to complete its reporting requirement with the Securities and Exchange Commission. Mr. Shaw received a stock certificate (dated June 17, 2016) for 3,200,000 restricted shares of AWAW common stock in consideration for this personal cash investment.

ITEM 99.1 EXHIBITS

  (d) Exhibits.

10.1           Resignation Letter of Seth Shaw

10.2           Board of Directors Resolution Appointing Takehiro Abe

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2016

                                                                                    /s/  Shinsuke Nakano
                                                                                   By:  Chief Executive Officer